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                                                                    Exhibit 10.4

                           RESTRICTED STOCK AGREEMENT-
            HUTTIG BUILDING PRODUCTS, INC. 1999 STOCK INCENTIVE PLAN

                              _______________, 2000

         The parties to this Restricted Stock Agreement (the "Agreement") are Huttig Building Products, Inc., a Delaware corporation (the "Corporation") and __________, an employee of the Corporation (the "Participant").

         Pursuant to the terms of the Huttig Building Products, Inc. EVA Incentive Compensation Plan (the "EVA Plan"), the Participant has elected to allocate 50% of the Participant's account balance under the EVA Plan to restricted Huttig common stock. According to such election and the terms of the EVA Plan, the Corporation, through the Organization and Compensation Committee of its Board of Directors (the "Committee"), has determined to award to the Participant _____ shares of restricted stock subject to the terms of the Huttig Building Products, Inc. 1999 Stock Incentive Plan (the "Plan"), as of the date of this Agreement (the "Grant Date").

         As a condition to such award and pursuant to Section 8(a) of the Plan, the Corporation and the Participant hereby enter into this Agreement and agree to the terms and conditions set forth herein.

1.  DEFINITIONS.

         Capitalized terms in this Agreement not otherwise defined herein shall have the meanings contained in the Plan. For purposes of this Agreement, and for purposes of interpreting the terms of the Plan, the following terms shall have the following meanings:

         (a) "Restriction Period" shall mean a period commencing on the Grant Date and ending on ____________, 2002.

         (b)      "Change-in-Control" shall have the meaning set forth in
                  Section 8(c) of the EVA Plan.

2.  AWARD OF HUTTIG SHARES.

         Pursuant to the provisions of the Plan and this Agreement and by the authority of the Committee, the Corporation awards _____ shares (the "Restricted Stock") of Huttig Building Products, Inc. common stock, par value $.01 per share ("Huttig Shares"), to the Participant.

3.  RESTRICTIONS AND RIGHTS.

         (a) During the Restriction Period, the Restricted Stock is subject to forfeiture in the event that the Participant attempts to sell, transfer, assign or pledge the Restricted Shares (the "Restrictions") or the Participant violates one of the covenants contained in Section 6 of this Agreement. Except as provided under Section 5 of



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                  this Agreement, the Restrictions on the Restricted Stock shall automatically lapse:

                  (i)      upon expiration of the Restriction Period;

                  (ii) in the event of the Participant's Retirement, Permanent Disability, or death or in the event of a Change-in-Control; provided, however, that in the event the Participant requests early retirement or otherwise leaves the employ of the Corporation, the Committee may, upon the Participant's request and in the Committee's sole discretion, waive or revise this provision to permit the lapse of Restrictions on all or a portion of the Restricted Stock awarded hereunder on or prior to such early retirement or other departure from the employ of the Corporation; or

                  (iii) with respect to 50% of the Restricted Stock, on the first anniversary of the Grant Date;

                  (iv) as may be otherwise provided under the terms of the Plan or the EVA Plan.

         (b) During the Restriction Period, the Participant will be entitled to all other rights of a shareholder of the Corporation with respect to the Restricted Stock, including the right to vote the Restricted Stock and receive dividends and other distributions thereon.

4.  STOCK CERTIFICATE.

         Each stock certificate evidencing an award of Restricted Stock shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form (the "Legend"):

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Huttig Building Products, Inc. 1999 Stock Incentive Plan and an Agreement entered into between the registered owner and Huttig Building Products, Inc. Copies of such Plan and Agreement are on file in the offices of Huttig Building Products, Inc., Lakeview Center, Suite 400, 14500 South Outer Forty Road, Chesterfield, MO 63017."

5.  TERMINATION OF EMPLOYMENT.

         Except as otherwise provided in Section 8(a) of the EVA Plan, the Participant's termination of employment during the Restriction Period shall result in the forfeiture of all Restricted Stock as to which the Restrictions have not lapsed, and the Participant shall be required to return all applicable stock certificates to the Corporation.



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6.  COVENANTS.

         (a) The Participant agrees to be bound by all terms and provisions of the Plan and the EVA Plan, and all such provisions shall be deemed a part of this Agreement for all purposes.

         (b) The Participant agrees to provide the Corporation, when and if requested, with any information or documentation which the Corporation believes necessary or advisable in connection with the administration of the Plan, including data required to assure compliance with the requirements of the Securities and Exchange Commission, of any stock exchange upon which the Huttig Shares are then listed, or of any applicable federal, state or other law.

         (c) The Participant agrees, upon due notice and demand, to promptly pay to the Corporation the cash amount of any taxes which are required to be withheld by the Corporation either at the time the Restriction Period lapses or at the time of award (in cases where the Participant duly elects to be taxed at such earlier time); provided, however, the Corporation, in its sole discretion, may accept Restricted Stock awarded hereunder or Huttig Shares otherwise previously acquired in satisfaction thereof.

7.  NO COVENANT OF EMPLOYMENT.

         Neither the execution and delivery of this Agreement nor the granting of any award evidenced by this Agreement shall constitute, or be evidence of, any agreement or understanding, express or implied, on the part of the Corporation or any of its subsidiaries to employ the Participant for any specific period.

8.  ADMINISTRATION AND INTERPRETATION OF PLAN AND AGREEMENT.

         In the event of any conflict between the terms of this Agreement and those of the Plan or the EVA Plan, the provisions of the Plan or the EVA Plan, as the case may be, shall prevail.

         The Committee shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan and this Agreement, and all such action by the Committee shall be final, conclusive, and binding upon the Corporation and the Participant. The Committee shall have full authority and discretion to modify at any time the Restriction Period, the Restrictions, the other terms and conditions of this Agreement, the Legend and any other instrument evidencing this award, provided that no such modification shall increase the benefit under such award beyond that which the Committee could have originally granted at the time of the award, or shall impair the rights of the Participant under such award except in accordance with the Plan, or any applicable agreement or applicable law, or with consent of the Participant.



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         This Restricted Stock Agreement is deemed to be issued in, the award evidenced hereby is deemed to be granted in, and both shall be governed by the laws of, the State of Delaware. There have been no representations to the Participant other than those contained herein.

9.  DELIVERY.

         All certificates for Restricted Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which Huttig Shares are then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         The stock certificates evidencing the Restricted Stock shall be held in custody by the Corporation or its designee until the Restrictions thereon shall have lapsed and the Committee may require, as a condition of any award, that the Participant shall have delivered a stock power endorsed in blank relating to the Restricted Stock covered by such award.

         As soon as administratively practicable following the lapse of the Restrictions with respect to any of the Restricted Stock without a forfeiture, and upon the satisfaction of all other applicable conditions as to the Restricted Stock, including, but not limited to, the payment by the Participant of all applicable withholding taxes, the Corporation shall deliver or cause to be delivered to the Participant a certificate or certificates for the applicable Restricted Stock which shall not bear the Legend required under Section 4 of the Agreement.

10.  AMENDMENT.

         The terms of this Agreement shall be subject to the terms of the Plan and the EVA Plan as those Plans may be amended from time to time by the Board of Directors of the Corporation unless any such amendment by its terms or by its clear intent is inapplicable to this Agreement.

11.  NOTICE.

         Any notice to the Corporation provided for in this Agreement shall be in writing and addressed to it in care of the Secretary of the Corporation, and any notice to the Participant shall be in writing and addressed to the Participant at the address contained in payroll records at the time or to such other address designated in writing by the Participant.

         IN WITNESS WHEREOF, the parties have executed this Restricted Stock Agreement effective the day and year first above written.

                                            HUTTIG BUILDING PRODUCTS, INC.


                                            By:_________________________________

                                            Title:______________________________

                                            PARTICIPANT

                                            ____________________________________




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